                                 EXHIBIT 10.44

                           STOCK PURCHASE AGREEMENT




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                               TABLE OF CONTENTS

                                                                     Page No.
                                                                     --------

     1.   Purchase and Sale of Stock....................................  1
          1.1    Sale and Issuance of Stock.............................  1
          1.2    The Closing............................................  1

     2.   Representations and Warranties of the Company.................  1
          2.1  Organization and Good Standing...........................  1
          2.2  Authorization............................................  1
          2.3  Valid Issuance of Stock..................................  2
          2.4  Title to Property and Assets.............................  2
          2.5  Compliance with Other Documents..........................  2
          2.6  Registration Statement...................................  2
          2.7  Capitalization...........................................  2
          2.8  Litigation...............................................  2
          2.9  Intellectual Property....................................  2
          2.10 Financial Statements.....................................  3
          2.11 Changes..................................................  3
          2.12 Taxes....................................................  3
          2.13 Compliance with Laws and Other Instruments...............  3
          2.14 Registration Rights Agreement............................  3
          2.15 Contracts................................................  3

     3.   Representations and Warranties of the Investor................  3
          3.1  Authorization............................................  3
          3.2  Investigation............................................  3
          3.3  Qualified Institutional Buyer............................  3
          3.4  Purchase Entirely for Own Account........................  3
          3.5  Restricted Securities....................................  3

     4.   Conditions to the Investor's Obligation at Closing............  4
          4.1  Representations and Warranties...........................  4
          4.2  Securities Laws..........................................  4
          4.3  Authorizations...........................................  4
          4.4  Initial Public Offering of Common Stock..................  4

     5.   Conditions to the Company's Obligations at Closing............  4
          5.1  Representations and Warranties...........................  4
          5.2  Securities Laws..........................................  4
          5.3  Authorizations...........................................  4
          5.4  Initial Public Offering of Common Stock..................  4
          5.5  Payment of Purchase Price................................  4

     6.   Covenants of the Company and the Investor.....................  5
          6.1  Agreement Not Transfer...................................  5
          6.2  Market Stand-Off.........................................  5
          6.3  Notice of Intention to Transfer..........................  5
          6.4  Registration of Stock....................................  5
          6.5  Publicity................................................  6

     7.   Miscellaneous.................................................  6
          7.1  Governing Law............................................  6
          7.2  Survival; Additional Securities..........................  6

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           7.3  Successors and Assigns....................................  6
           7.4  Entire Agreement..........................................  6
           7.5  Notices...................................................  6
           7.6  Amendments and Waivers....................................  6
           7.7  Legal Fees................................................  7
           7.8  Expenses..................................................  7
           7.9  Titles and Subtitles......................................  7
          7.10  Counterparts..............................................  7
          7.11  Severability..............................................  7
          7.12  Confidentiality...........................................  7




                                      ii
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                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 3rd day of February, 2000, by and between FirstWorld Communications, Inc., a Delaware corporation (the "Company") and Lucent Technologies Inc., a Delaware corporation (the "Investor").

     WHEREAS, the Investor has indicated a desire to purchase the number of shares of the Company's Series B Common Stock ("Common Stock") obtained by dividing $10,000,000 by 93% of the per share price paid by the public for the Company's Common Stock in the Company's initial public offering (the "IPO").

     WHEREAS, the Company has indicated a desire to sell the number of shares of the Company's Common Stock obtained by dividing $10,000,000 by 93% of the per share price paid by the public for the Company's Common Stock in the Company's IPO to the Investor on the terms set forth herein.

     WHEREAS, the Company and the Investor have agreed that this Agreement shall constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Purchase and Sale of Stock.

     1.1 Sale and Issuance of Stock. Subject to the terms and conditions of this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company the number of shares of the Company's Common Stock obtained by dividing $10,000,000 by 93% of the per share price paid by the public for the Company's Common Stock in the Company's IPO (the "Stock"), having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") on file with the Delaware Secretary of State as of the Closing (as defined below).

     1.2 The Closing. The purchase and sale of the Stock shall be held at the Company's offices immediately following the closing of the Company's IPO (the "Closing"). At the Closing, the Company will deliver the Stock to the Investor against payment of the purchase price therefor by check payable to the order of the Company or by wire transfer. The per share purchase price for the Stock shall be 93% of the per share price paid by the public for the Company's Common Stock in the IPO.

2. Representations and Warranties of the Company. Except as set forth on the schedule of exceptions delivered herewith, the Company hereby represents and warrants to the Investor that:

     2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application

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affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3 Valid Issuance of Stock. The Stock, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Subject in part to the truth and accuracy of the Investor's representations set forth in
Section 3 of this Agreement, the offer, sale and issuance of the Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws.

     2.4 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases, except to the extent such non-compliance would not materially impair the Company's business or prospects and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances. The Company is subject to the debt covenants and other terms and conditions set forth in the Indenture dated April 13, 1998 between the Company and the Bank of New York as Trustee (the "Indenture").

     2.5 Compliance with Other Documents. The execution and delivery of this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under the Restated Certificate or Bylaws of the Company or of any contract or agreement to which the Company is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Company's business, financial condition or results of operations.

     2.6 Registration Statement. The Company's registration statement on Form S-1, as amended, (the "Registration Statement") shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the Securities and Exchange Commission ("SEC"), contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.7 Capitalization. The Company's capitalization information contained in the Registration Statement is complete and accurate as of the dates specified therein.

     2.8 Litigation. Except as disclosed in the Company's Registration Statement, to the best of the Company's knowledge, there are no actions, proceedings or investigations pending against the Company, that, either in any case or in the aggregate, would result in any material adverse change in the business, financial condition, or results of operations of the Company.

     2.9 Intellectual Property. Except as disclosed in the Registration Statement, the Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the

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Company, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations.

     2.10 Financial Statements. The financial statements included in the Registration Statement present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

     2.11 Changes. Except as disclosed in the Registration Statement, since the date of the latest audited financial statements included in the Registration Statement there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company taken as a whole.

     2.12 Taxes. The Company has filed on a timely basis all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the Company's financial statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith and except to the extent that a reserve has been reflected on the Company's financial statements in accordance with generally accepted accounting principles. The provision for taxes of the Company as shown in the Company's financial statements is adequate for taxes due or accrued as of the date thereof.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

     3.1 Authorization. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

     3.2 Investigation. The Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's chief executive officer. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

     3.3 Qualified Institutional Buyer. The Investor is a "Qualified Institutional Buyer" as such term is defined in Rule 144A of the rules and regulations promulgated under the Securities Act of 1933, as amended.

     3.4 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Stock will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

     3.5 Restricted Securities. Investor understands that the Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain

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limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4. Conditions to the Investor's Obligation at Closing. The obligation of the Investor to purchase the Stock at the Closing is subject to the fulfillment to the Investor's satisfaction on or prior to the Closing of the following conditions:

     4.1 Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement. The Chief Executive Officer of the Company shall deliver at the Closing a certificate stating that the condition specified in the preceding sentence has been fulfilled.

     4.2 Securities Laws. The offer and sale of the Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") and qualification requirements of all applicable state securities laws.

     4.3 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     4.4 Initial Public Offering of Common Stock. The closing of the initial public offering of the Company's Series B Common Stock shall have occurred.

5. Conditions to the Company's Obligations at Closing. The obligation of the Company to sell the Stock at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing of the following conditions:

     5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement. An authorized officer of the Investor shall deliver at the Closing a certificate stating that the condition specified in the preceding sentence has been fulfilled.

     5.2 Securities Laws. The offer and sale of the Stock to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act qualification requirements of all applicable state securities laws.

     5.3 Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     5.4 Initial Public Offering of Series B Common Stock. The closing of the initial public offering of the Company's Series B Common Stock shall have occurred.

     5.5 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price for the Stock as set forth in Section 1.2 hereof.

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6.   Covenants of the Company and the Investor.

     6.1   Agreement Not to Transfer.

     (a) Prior to 180 days after the Closing, the Investor shall not, directly or indirectly, Transfer or offer to Transfer any shares of the Stock other than to affiliates who agree to be bound by the terms of this Agreement, unless the Company consents to such Transfer and the transferee agrees to be bound by this Agreement.

     (b) In order to enforce the Transfer Restrictions, the Company may impose stop transfer instructions with respect to the Stock until the end of the restricted period.

     (c) As used in this Agreement, the term "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of shares of the Stock. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by thc secured creditor of the pledged shares of the Stock in complete or partial satisfaction of the indebtedness for which the shares of the Stock are security.

     6.2 Market Stand-Off. In addition to the transfer restrictions set forth in Section 6.1 above (which shall in no way be limited by the following), in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Investor shall not Transfer or offer to Transfer any shares of the Stock without the prior written consent of the Company and its underwriters. Such restriction (the "Market Stand-Off') shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that
(i) such Market Stand-Off shall not exceed one hundred eighty (180) days, and
(ii) the Investor shall be subject to the Market Stand-Off only if the officers and directors of the Company are also subject to similar restrictions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Stock until the end of the applicable stand-off period.

     6.3 Notice of Intention to Transfer. In the event the Investor plans to Transfer shares of the Stock in one or more transactions, the Investor shall inform the Company of such intention to Transfer such shares fifteen (15) days prior to such Transfer. Investor shall agree that any transfer, sale or other disposition of the Company's Common Stock shall be through an orderly disposition, including, at the request of the Company, through a broker-dealer recommended by the Company.

     6.4 Registration of Stock. The Company agrees that, with regard to the Stock, the Investor shall become subject to the Amended and Restated Investors Rights Agreement attached as Exhibit A (the "Rights Agreement") for the sole purpose of providing the Investor with the demand, piggyback and Form S-3 registration rights described in Sections 2.2, 2.3 and 2.4 of Rights Agreement. Solely in connection with such demand, piggyback and S-3 registration rights set forth in Sections 2.2, 2.3 and 2.4, the Investor shall be deemed to be a "Demand Holder" as defined in Section 1.1 of the Rights Agreement and the shares of Series B common stock held by the Investor shall be deemed to be "Demand Shares" and "Registrable Securities" as such terms are defined in the Rights Agreement.

     The Investor understands and agrees that (i) the Stock will be characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (ii) each certificate representing the Stock and any other securities issued in respect of the Stock upon any

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stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with appropriate legends mandated by federal and state securities laws.

     6.5 Publicity. Except as required by law, no press release, public statement, advertisement or similar publicity from any party hereunder with respect to the participation of the Investor in the transactions contemplated hereby (or any other matter relating to the Company and the Investor or its affiliates) shall be issued or made without the prior consent of Investor. Notwithstanding the foregoing, the Company may disclose Investor's investment in the Company and the terms thereof and such other information previously approved by Investor for inclusion in the Registration Statement.

7.   Miscellaneous.

     7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law provisions thereof.

     7.2 Survival; Additional Securities. The representations and warranties set forth in Sections 2 and 3 shall survive until the Closing. The covenants and agreements set forth in Section 6 shall survive in accordance with their terms. Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization or reorganization distributed with respect to the Stock ("Stock Distributions") shall be immediately subject to the covenants and agreements set forth in Section 6 to the same extent the Stock is at such time covered by such provisions.

     7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, the covenants set forth in Section 6 shall not be binding upon any entity (other than an affiliate of the Investor) which acquires any shares of the Stock or a Stock Distribution in a transaction permitted hereunder.

     7.4 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subject matter hereof.

     7.5 Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to the Investor, at the Investor's address set forth below its signature, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth below its signature, or at such other address as the Company shall have furnished to the Investor in writing.

     7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

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     7.7   Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the Stock or any Stock Distribution, the prevailing party shall be paid by the other party a reasonable sum for the attorneys' fees and expenses incurred by such prevailing party.

     7.8 Expenses. Irrespective of whether the Closing is effected, the Company and the Investor shall each pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

     7.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.12 Confidentiality. The parties hereto agree that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone any confidential information, knowledge, or data concerning or relating to the business or financial affairs of such other party to which said party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement or the performance of its obligations hereunder.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                              FIRSTWORLD COMMUNICATIONS, INC.



                              By:    /s/ Sheldon S. Ohringer
                                 ------------------------------------------
                              Name:  Sheldon S. Ohringer
                                   ----------------------------------------
                              Title: President and Chief Executive Officer
                                    ---------------------------------------


                              LUCENT TECHNOLOGIES INC.



                              By:    /s/ Curt Sanford
                                 ------------------------------------------
                              Name:  Curt Sanford
                                   ----------------------------------------
                              Title: President - INS
                                    ---------------------------------------


                                       8
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                                   EXHIBIT A
                                   ---------


[FirstWorld Communications, Inc. Amended and Restated Investor Rights Agreement,
    First Amendment to Amended and Restated Investor Rights Agreement, and
      Second Amendment to Amended and Restated Investor Rights Agreement]



                                      A-1